UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2022

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Gateway Boulevard Newark, CA (Address of Principal Executive Offices)	94560 (Zip Code)
Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On November 8, 2022, Lucid Group, Inc. (the “Company”) entered into a Subscription Agreement, dated November 8, 2022 (the “Subscription Agreement”), between the Company and Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia (“Ayar”), affiliate of the Public Investment Fund (“PIF”) and the Company’s majority shareholder. Pursuant to the Subscription Agreement, Ayar will purchase from the Company shares of the Company’s Class A common stock (the “common stock”) in one or more private placements through at least March 31, 2023. These private placements are collectively referred to as the “Ayar Investment.”

The number of shares that Ayar will purchase from the Company in the Ayar Investment will be equal to the number of shares of common stock that the Company actually sells pursuant to the Equity Distribution Agreement (as defined below under the caption “Equity Distribution Agreement”) or certain other public offerings of common stock through the term of the Subscription Agreement, multiplied by a ratio, the numerator of which is approximately 60.4%, which is the number of shares of common stock owned by Ayar as a percentage of the total number of shares of Lucid’s common stock outstanding as of September 30, 2022, and the denominator of which is approximately 39.6%, rounded down to the nearest whole share. The Company will settle the Ayar Investment as it relates to offerings pursuant to the Equity Distribution Agreement on the last trading day of each calendar quarter based on the number of shares the Company actually sold pursuant to Equity Distribution Agreement during such calendar quarter, at a price per share equal to the volume-weighted average price to the public of the shares that the Company actually sold pursuant to the Equity Distribution Agreement during such calendar quarter. The Company expects to settle the Ayar Investment as it relates to other applicable public offerings of common stock in six business days after the pricing of the related public offering, at a price per share equal to the price paid by the investors in such offering, provided that the sale price of common stock in such other offering is less than the volume-weighted average sale price of the common stock sold pursuant to the Equity Distribution Agreement beginning on the date of the Subscription Agreement and ending on the first date that common stock in such other offering is offered to investors. The maximum aggregate offering amount of common stock that the Company may sell to Ayar is $915 million.

Ayar has the right, but not the obligation, to enter into a new subscription agreement substantially consistent with the Subscription Agreement in respect of any increase to the aggregate offering price of the ATM Offering (as defined below under the caption “Equity Distribution Agreement”) and/or any new at-the-market offering of the Company’s common stock proposed during the term of the Subscription Agreement.

The shares of common stock to be sold to Ayar pursuant to the Subscription Agreement will be sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Common stock acquired by Ayar under the Subscription Agreement will be subject to the Investor Rights Agreement, dated as of February 22, 2021, by and among the Company, Ayar, and the other parties thereto (the “Investor Rights Agreement”), which governs the registration for resale of such common stock.

Pursuant to the Subscription Agreement, Ayar has agreed, with certain exceptions, that without prior written consent of the Company, it will not, for six months after the date of any private placement:

•     directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock; or

•     enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, in each case, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

Subject to certain conditions, these restrictions do not apply to transfers made as a bona fide gift or gifts, including to charitable organizations; to any person or entity controlling, controlled by, or under common control with Ayar; to a nominee or custodian of any person or entity to whom a transfer would be permissible under any of the preceding exceptions set forth in this sentence; and pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Company’s board of directors and made to all holders of shares of the Company’s capital stock involving a change of control. These restrictions apply to securities owned now or acquired later by Ayar or for which Ayar has or later acquires the power of disposition.

The description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Investor Rights Agreement

On November 8, 2022, concurrently with entering into the Subscription Agreement, the Company entered into an amendment to the Investor Rights Agreement (the “IRA Amendment”). Pursuant to the IRA Amendment, Ayar will be entitled to certain registration rights, including demand, piggy-back and shelf registration rights, with respect to the shares of common stock Ayar purchased in the Private Placement.

In addition, if the Company commences certain equity offerings, the Company has agreed to provide Ayar with advance notice and an opportunity to participate as a purchaser in such offering or in a private placement substantially concurrent with such offering, subject to certain conditions. This provision will automatically terminate after such time as Ayar ceases to own at least 40% of the outstanding common stock of the Company.

The description of the IRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the IRA Amendment included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 under the caption “Private Placement” above is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

Equity Distribution Agreement

On November 8, 2022, the Company, entered into an equity distribution agreement (the “Equity Distribution Agreement”) by and among the Company, on the one hand, and BofA Securities, Inc., Barclays Capital Inc. and Citigroup Global Markets Inc., on the other hand. (each, a “Manager” and collectively, the “Managers”), on the other hand. Pursuant to the terms of the Equity Distribution Agreement, the Company may sell, from time to time through or to the Managers, as the Company’s sales agents or as principals, shares of common stock having an aggregate offering price of up to $600 million (the “ATM Shares”). The sales, if any, of the ATM Shares under the Equity Distribution Agreement (the “ATM Offering”) will be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices, in block transactions, or as otherwise agreed upon by the Managers and the Company by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

For the sales of the ATM Shares through the Managers, as the Company’s sales agents, the Company will pay the Managers a commission at a mutually agreed rate, not to exceed, but which may be lower than, 2.0% of the gross sales price per Share. In addition, the Company has agreed to pay certain expenses incurred by the Managers in connection with the offering. The Company may also sell ATM Shares to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. If the Company sells ATM Shares to one or more of the Managers as principal, the Company will enter into a separate terms agreement with such Manager. The Company has no obligation to sell any ATM Shares under the Equity Distribution Agreement, and may at any time suspend the offering of ATM Shares under the Equity Distribution Agreement.

The Equity Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The ATM Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267147). The Company filed a prospectus supplement, dated November 8, 2022, with the Securities and Exchange Commission in connection with the offer and sale of the ATM Shares pursuant to the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Davis Polk & Wardwell LLP relating to the ATM Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated November 8, 2022, among Lucid Group, Inc., BofA Securities, Inc., Barclays Capital Inc. and Citigroup Global Markets Inc.
5.1	Opinion of Davis Polk & Wardwell LLP.
10.1	Subscription Agreement, dated November 8, 2022, between Lucid Group, Inc. and Ayar Third Investment Company.
10.2	Amendment No. 1 to the Investor Rights Agreement, dated November 8, 2022, between Lucid Group, Inc., Ayar Third Investment Company and the other parties thereto.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2022	Lucid Group, Inc.

	By:	/s/ Sherry House
Sherry House
Chief Financial Officer